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EXHIBIT 11.1 COMPUTATION OF EARNINGS PER SHARE

CALCULATION OF PROFORMA NET LOSS PER SHARE


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                                                                                                                      NINE MONTHS
                                                                     FISCAL YEAR ENDING                            ENDING SEPTEMBER
CALCULATION OF PROFORMA NET LOSS ATTRIBUTABLE                        DECEMBER 31, 1995                                  30,1996
  TO COMMON SHARES
Actual Net Loss Attributable To Common Shares                           $    (3,595,739)                             $   (3,135,504)
  Plus: Preferred B Dividend                              783,700                                           0
  Plus: Preferred C Dividend                              275,256                                     505,167
  Plus: Preferred B Acretion                               43,464                                      32,598
  Plus: Preferred C Acretion                                4,944                                       8,535
                                                ------------------                          ------------------
Total Dividends & Acretion                                                    1,107,364                                     546,300
                                                                      ------------------                          ------------------
Proforma Net Loss Attributable to Common Shares                          $   (2,488,375)                             $   (2,589,204)
                                                                      ------------------                          ------------------
                                                                      ------------------                          ------------------

CALCULATION OF SHARES REQUIRED TO RETIRE
PREFERRED AND PAY DIVIDENDS
Redemption of Series B Preferred                                         $    6,687,100                              $    6,687,100
Payment of Series C Dividend                                             $      780,423                              $      780,423
                                                                      ------------------                          ------------------
Total Proforma Use of Proceeds                                           $    7,467,523                              $    7,467,523
Per Share Proceeds to Company                                            $        11.78                              $        11.78
                                                                      ------------------                          ------------------
Shares Required                                                                 633,916                                     633,916
                                                                      ------------------                          ------------------
                                                                      ------------------                          ------------------

CALCULATION OF PROFORMA WEIGHTED AVERAGE SHARES
Actual Weighted Average Shares Outstanding                                    3,154,723                                   3,156,294
Series C Preferred Stock Conversion                                           1,376,379                                   1,376,379
Series C Preferred Stock Warrants Exercise
  and Conversion                                                                137,638                                     137,638
Less: Treasury Stock Effect on Shares
  Issued in Connection with Warrants                                            (67,799)                                    (67,799)
Shares Required From Above                                                      633,916                                     633,916
                                                                      ------------------                          ------------------
Shares Used in Proforma Net Loss per Share                                    5,234,857                                   5,236,428
                                                                      ------------------                          ------------------
                                                                      ------------------                          ------------------

CALCULATION OF PROFORMA PRIMARY AND FULLY DILUTED
NET LOSS PER COMMON SHARE
Proforma Net Loss Attributable to Common Shares                          $   (2,488,375)                             $   (2,589,204)
Proforma Weighted Average Shares                                              5,234,857                                   5,236,428
                                                                      ------------------                          ------------------
Proforma Net Loss Per Common Share                                       $        (0.48)                              $       (0.49)
                                                                      ------------------                          ------------------
                                                                      ------------------                          ------------------
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                             3DX EPS CALCULATION

CALCULATION OF ACTUAL WEIGHTED AVERAGE SHARE OUTSTANDING


                                                              Nine Month Period
                                              Year Ended       Ended September
                                           December 31, 1995       30, 1996
Beginning Balance                              3,154,723           3,154,723
  Options Issued w/in 12 months of IPO           166,815             166,815
  Option Exercised During Period                       -               1,571
                                               ---------           ---------
Ending Weighted Average Balance                3,321,538           3,323,109


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
CALCULATION OF TREASURY STOCK METHOD FOR SHARES ISSUED PURSUANT TO SERIES C
  PREFERRED STOCK WARRANTS
  Shares Issued Pursuant to Series C Preferred Stock Warrants                                          137,638
  Proceeds From Shares Issued Pursuant to Series C Preferred Stock Warrants             798,672
  Estimated Price Per Common Share in Initial Public Offering                            $11.78
Shares Assumed to be Repurchased Under Treasury Stock Method                                           (67,799)
                                                                                                       -------
Shares Deemed Outstanding Since Inception Due to Issue Within One Year of
  Initial Public Offering                                                                               69,839
                                                                                                       -------
                                                                                                       -------
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
CALCULATION OF TREASURY STOCK METHOD FOR OPTIONS ISSUED WITHIN ONE YEAR
  OF INITIAL PUBLIC OFFERING
Number of Options Issued Within One Year of Initial Public Offering                                    198,011
  Aggregate Option Price of Options Issued Within One Year of Initial Public Offering   367,490
  Estimated Price Per Common Share in Initial Public Offering                            $11.78
Shares Assumed to be Repurchased Under Treasury Stock Method                                           (31,196)
                                                                                                 --------------
Shares Deemed Outstanding Since Inception Due to Issue Within One
  Year of Initial Public Offering                                                                      166,815
                                                                                                 --------------
                                                                                                 --------------
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